Exhibit 99.1

	FOR:	Consolidated Graphics, Inc.
	CONTACT:	Jon C. Biro Executive Vice President and Chief Financial Officer Consolidated Graphics, Inc. (713) 787-0977
For Immediate Release		Christine Mohrmann/Alexandra Tramont FD (212) 850-5600
CONSOLIDATED GRAPHICS REPORTS SEPTEMBER QUARTER 2009 FINANCIAL RESULTS
— Record Quarterly Revenues of $297.0 Million, up 14% year-over-year
Same-store sales up 1% —
HOUSTON, TEXAS — November 5, 2008 — Consolidated Graphics, Inc. (NYSE: CGX) today announced financial results for its second quarter ended September 30, 2008.
Record revenue for the September quarter was $297.0 million, up 14% compared to a year ago. Revenue increased due to acquisitions and a 1% increase in same store sales including election-related printing. Operating income was $21.3 million or 7.2% of revenues compared to $23.2 million or 8.9% of revenues for the prior year quarter. Last year’s operating income included a foreign currency gain of $1.2 million (.5% of revenue). Net income for the September quarter was $10.3 million or $.90 earnings per diluted share. Net income for the prior year quarter was $13.3 million or $.98 per diluted share. Excluding the foreign currency gain, net income for the prior year quarter was $12.3 million or $ .91 per diluted share.
Commenting on the results, Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics stated, “We are very pleased with the record revenues generated during the September quarter and our earnings per share considering the challenging business conditions we are facing. Despite these conditions, we are continuing to provide top-notch service to our customers. I believe we have the best group of companies and employees in the industry.”
Mr. Davis continued “Thus far we are doing a good job of adjusting operating expenses as revenues fluctuate. We will respond quickly and aggressively to further adjust our cost structure should our level of business decline. As a leader in the marketplace with a team of dedicated employees and the liquidity and financial strength necessary in the current market environment, we remain dedicated to maintaining our high levels of service and continuing to invest in our company’s future.”
“Looking forward to the December quarter, while October was a fairly good month, we expect that economic headwinds will continue to affect the market resulting in a very competitive operating environment. As a result, we currently anticipate revenues of $300 to $320 million and diluted earnings per share of between $.75 and $.95. This forecast assumes a same store sales decline of between 6% and 12%, excluding election-related business, and an effective tax rate between 37% - 40%.”
A reconciliation of the non-GAAP financial measures referred to above to the most directly comparable GAAP financial measures is included in the attached tables and was included in a Current Report on Form 8-K filed today with the Securities and Exchange Commission. This filing also includes the basis for management’s use of these non-GAAP financial measures.

CONSOLIDATED GRAPHICS REPORTS SECOND QUARTER 2009	PAGE -2
FINANCIAL RESULTS
Consolidated Graphics will host a conference call today, Wednesday, November 5, 2008, at 11:00 a.m. Eastern Time, to discuss its second quarter fiscal 2009 results. The conference call will be simultaneously broadcast live over the Internet on our website (www.cgx.com) and a subsequent archive of such call will also be available on our website.
Consolidated Graphics, Inc. (CGX), headquartered in Houston, Texas, is one of North America’s leading general commercial printing companies. With 70 printing businesses strategically located across 27 states, Canada, and in Prague, we offer an unmatched geographic footprint, unsurpassed capabilities, and unparalleled levels of convenience, efficiency and service. With locations in or near virtually every major U.S. market, CGX provides service and responsiveness of a local printer enhanced by the economic, geographic and technological advantages of a large national organization.
Consolidated Graphics’ vast and technologically advanced sheetfed and web printing capabilities are complemented by the largest integrated digital footprint of any commercial printer in the U.S. By coupling North America’s most comprehensive printing capabilities with strategically located fulfillment centers and industry-leading technology, CGX delivers solutions that create a spectrum of value for customers. CGX offers the unique ability to respond to all printing-related needs no matter how large, small, specialized or complex. For more information, visit www.cgx.com.

CONSOLIDATED GRAPHICS REPORTS SECOND QUARTER 2009	PAGE -3
FINANCIAL RESULTS
Forward-Looking Statements and Regulation G Reconciliation
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in which the Company discusses factors it believes may affect its performance or results in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “forecast,” “project,” “should” or “will” or other comparable words or the negative of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depend on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks, including those created by general market conditions, competition and the possibility that events may occur beyond the Company’s control, which may limit its ability to maintain or improve its operating results or financial condition or acquire additional printing businesses. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this press release for a variety of reasons, which include, continuing weakness in the economy, the growth of its digital printing business, seasonality of election related business, its ability to adequately manage expenses, including labor costs, the continued availability of raw materials at affordable prices and retention of its key management and operating personnel, satisfactory labor relations, its ability to identify new acquisition opportunities, negotiate and finance such acquisitions on acceptable terms and successfully absorb and manage such acquisitions in a timely and efficient manner, as well as other risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended March 31, 2008, as filed with the Securities and Exchange Commission. You should pay particular attention to and review the important risk factors and cautionary statements described in the “Risk Factors” section, as well as the risk factors and cautionary statements described in the other documents the Company files or furnishes from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of the foregoing risks or uncertainties materialize, or should the Company’s underlying assumption, expectations, beliefs or projectionss prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected.
This press release also contains references to the non-GAAP financial measures of earnings, or net income, before interest, income taxes, depreciation and amortization, share-based compensation expense, non-cash foreign currency transaction gains and losses and net losses/gains from asset dispositions, or Adjusted EBITDA, and net cash by operating activities less capital expenditures plus proceeds from assets dispositions, or Free Cash Flow. Reconciliations of Adjusted EBITDA or non-GAAP net income to net income and Free Cash Flow to net cash provided by operating activities are provided in the tables below. Management’s opinion regarding the usefulness of Adjusted EBITDA and Free Cash Flow to investors and a description of the ways in which management used such measures can be found in the Current Report on Form 8-K we filed today with the Securities and Exchange Commission.
(Tables to follow)

CONSOLIDATED GRAPHICS REPORTS SECOND QUARTER 2009	PAGE -4
FINANCIAL RESULTS
CONSOLIDATED GRAPHICS, INC.
Condensed Consolidated Income Statements
(In thousands, except per share amounts)

	Three Months Ended				Six Months Ended
	September 30,				September 30,
	2008	2007	Change		2008	2007	Change
			$	%			$	%
Sales	$296,951	$259,666	$37,285	14	$582,145	$518,312	$63,833	12
Cost of Sales	224,365	193,402	30,963	16	438,919	383,871	55,048	14

Gross Profit	72,586	66,264	6,322	10	143,226	134,441	8,785	7
Selling Expenses	26,779	25,231	1,548	6	55,183	51,665	3,518	7
General and Administrative Expenses(1)	24,717	19,084	5,633	30	46,994	38,396	8,598	22
Other (Income) Expense, net	(257)	(1,230)	973	(79)	(252)	(3,580)	3,328	(93)

Operating Income	21,347	23,179	(1,832)	(8)	41,301	47,960	(6,659)	(14)
Interest Expense, net	3,852	2,449	1,403	57	8,063	4,343	3,720	86

Income before Taxes	17,495	20,730	(3,235)	(16)	33,238	43,617	(10,379)	(24)
Income Taxes	7,192	7,444	252	(3)	13,319	16,774	(3,455)	(21)

Net Income	$10,303	$13,286	$(2,983)	(22)	$19,919	$26,843	$(6,924)	(26)

Earnings Per Share
Basic	$.92	$1.01			$1.79	$2.00
Diluted	$.90	$.98			$1.74	$1.94

Weighted Average Shares Outstanding
Basic	11,147	13,110			11,129	13,413
Diluted	11,430	13,502			11,445	13,826

Effective Income Tax Rate	41.1%	35.9%			40.1%	38.5%
______________________
(1) Share based compensation included in these expenses	$1,751	$287			$3,395	$1,520

CONSOLIDATED GRAPHICS REPORTS SECOND QUARTER 2009	PAGE -5
FINANCIAL RESULTS
CONSOLIDATED GRAPHICS, INC.
Reconciliations of Non-GAAP Performance Measures
(In thousands, except per share amounts)

	Three Months Ended
	September 30,
	2008	2007
Net Income per GAAP	$10,303	$13,286

Income taxes	7,192	7,444
Interest expense, net	3,852	2,449
Depreciation and amortization	16,211	12,711
Share-based compensation expense	1,751	287
Non-cash foreign currency transaction net (gain)/loss	(257)	(1,230)
Net loss from asset dispositions	256	585

Adjusted EBITDA	$39,308	$35,532

Net cash provided by operating activities	$7,680	$8,461
Capital expenditures*	(26,536)	(21,297)
Proceeds from asset dispositions	213	824

Free Cash Flow	$(18,643)	$(12,012)

*	Capital expenditures include all expenditures for property, plant and equipment, including those that are directly financed.

Quarter Ended September 30, 2007
Income before taxes per GAAP	$20,730
Foreign currency exchange gain	(1,230)

Income before taxes -non-GAAP	19,500
Income taxes	7,189

Net Income non-GAAP	$12,311

Diluted earnings per share per GAAP	$.98
Diluted earnings per share non-GAAP	$.91

Decrease in Diluted Earnings per Share	$.07

# #